Exhibit 99.1
[GRAPHIC OMITTED][GRAPHIC OMITTED]
Baldwin & Lyons, Inc.
Protective Insurance Company
Sagamore Insurance Company
B & L Insurance, Ltd. (Bermuda)
[GRAPHIC OMITTED]
1099 North Meridian Street
Indianapolis, IN 46204
(317) 636-9800


Subj:    Baldwin & Lyons, Inc.                                  January 28, 2004
         Unaudited Preliminary                Press Contact:  G. Patrick Corydon
         Fourth Quarter/Annual Report                             (317) 636-9800


  BALDWIN & LYONS, INC. REPORTS RECORD OPERATING INCOME AND NET INCOME FOR THE
                            FOURTH QUARTER AND YEAR

         INDIANAPOLIS, INDIANA, JANUARY 28, 2004--Baldwin & Lyons, Inc. (NASD:
BWINA, BWINB) today announced record fourth quarter operating income, defined as net income excluding capital gains or losses, of $7.1 million, or $.48 per share, compared to $6.7 million, or $.46 per share, for the fourth quarter of 2002. Net capital gains of $3.0 million, or $.21 per share, were realized in the 2003 period in contrast to net capital losses of $.52 per share for the prior year quarter. Including net capital gains, fourth quarter net income was a record $10.1 million, or $.69 per share, compared to a net loss of $.8 million, or $.06 per share, for the fourth quarter of 2002.

For the year ended December 31, 2003, operating income was also a record at $26.6 million, or $1.81 per share, compared to the previous record of $23.1 million, or $1.57 per share, for the prior year, a 15% increase. Net capital gains of $6.5 million, or $.44 per share, were realized in the 2003 period compared to net capital losses of $.73 per share a year earlier. Net income for the current year totaled a record $33.1 million, or $2.25 per share, compared to $12.4 million, or $.84 per share, for 2002.

Direct and assumed premiums written increased 17% from the fourth quarter of 2002 to $57.1 million with Protective and Sagamore Insurance Companies registering gains of 17% and 15%, respectively. For the year, record direct and assumed premiums written of $227.6 are up 31% with Protective and Sagamore producing increases of 32% and 28%, respectively. Net premiums earned during the current quarter totaled $40.0 million, an increase of 34% from the $29.8 million reported for the fourth quarter of 2002. For the year, 2003 premiums earned increased 40% to $146.2 million. Both the quarterly and annual premium earned totals represent record production for the Company. All products have, without exception, experienced double-digit growth in earned premium for the current quarter and calendar year.

Pre-tax investment income continues to reflect historically low interest rates as well as the Company's heavier weighting to tax-exempt bonds, resulting in declines of 10% and 14% for the quarter and year-to-date compared to the 2002 periods. After tax investment income declined 6% for the quarter and 12% year-to-date. After-tax yields for the fourth quarter were 14% below the prior year level while average invested assets increased 11% quarter-to-quarter. For the year, after-tax yields declined almost 17% while funds invested increased 7% compared to 2002, resulting from almost $56 million in positive cash flow from operations during 2003.


The consolidated combined ratio of 93.2% produced an underwriting gain of $2.7 million compared to a combined ratio of 92.6% and an underwriting gain of $2.2 million for the fourth quarter of 2002. The consolidated loss and loss expense ratio increased from 66.5% in the prior year period to 67.3%. The consolidated underwriting expense ratio of 25.9% compares to 26.1% for the 2002 fourth quarter. For the year, the consolidated combined ratio for 2003 was 92.0% compared to 91.3% for 2002. All divisions produced an underwriting profit in the current quarter except for Sagamore's commercial division which is comprised of small fleet trucking and workers' compensation products. For the year, all products produced an underwriting profit with the exception of Sagamore's workers' compensation product.

Shareholders' equity increased $40.0 million (14%) from December 31, 2002, despite the doubling of dividend payouts during the year to $9.5 million. Record operating earnings and excellent results from equity investment activity, including after-tax realized and unrealized gains of $6.5 million and $15 million, respectively, contributed to the book value per common share outstanding of $22.00 at December 31, 2003, an increase of $2.57, or 13%, from year end 2002. Including the regular and special cash dividends paid, shareholders enjoyed a combined return of almost 17% for the year on book value.

CONFERENCE CALL INFORMATION:
Baldwin & Lyons, Inc. has scheduled a conference call for January 29, 2004 at 11:00 AM (EST) to discuss results for the fourth quarter ended December 31, 2003. To gain access to the webcast of this call, please log on to http://www.vcall.com at least 15 minutes prior to the call to register and to download the necessary audio software. The webcast will be archived on the site until April 29, 2004. You may also access the webcast through a link on our investor relations page at www.baldwinandlyons.com.

To participate via teleconference, investors may dial 877-780-2271 (U.S./Canada) or 973-582-2737 (International or local) at least five minutes prior to the beginning of the call. A replay of the call will be available through February 5, 2004 by calling 877-519-4471 or 973-341-3080 and referencing passcode 4407420.

Also available on our investor relations page are complete interim financial statements, information regarding our business segments, and copies of our filings with the Securities and Exchange Commission.


The company plans to mail its 2003 Annual Report to shareholders on April 1, 2004.

[GRAPHIC OMITTED]

FINANCIAL HIGHLIGHTS (UNAUDITED)
Baldwin & Lyons, Inc. and Subsidiaries
(IN THOUSANDS, EXCEPT PER SHARE DATA)                Three Months Ended            Twelve Months Ended
                                                        December 31                    December 31
                                                 ---------------------------    --------------------------
                                                    2003           2002            2003           2002
                                                 -----------    ------------    -----------    -----------
Operating revenue                                   $45,108         $35,005       $165,258       $124,575
Realized gains (losses)                               4,655         (11,573)         9,990        (16,445)
                                                 -----------    ------------    -----------    -----------

                               TOTAL REVENUE        $49,763         $23,432       $175,248       $108,130
                                                 ===========    ============    ===========    ===========

Income before realized capital transactions         $ 7,094         $ 6,676        $26,581        $23,055
Realized net gains (losses) on investments,
   net of federal income taxes                        3,026          (7,522)         6,494        (10,689)
                                                 -----------    ------------    -----------    -----------

                           NET INCOME (LOSS)        $10,120         ($  846)       $33,075        $12,366
                                                 ===========    ============    ===========    ===========

Per share data - diluted:
   Average number of shares                          14,762          14,654         14,698         14,714

   Income before realized capital transactions        $ .48           $ .46         $ 1.81         $ 1.57
   Realized net gains (losses) on investments           .21            (.52)           .44           (.73)
                                                 -----------    ------------    -----------    -----------

                           NET INCOME (LOSS)          $ .69          ($ .06)        $ 2.25          $ .84
                                                 ===========    ============    ===========    ===========

Dividends paid to shareholders                        $ .35           $ .08         $  .65          $ .32

Annualized return on average
   shareholders' equity:
   Operating income                                   10.2%           10.3%           9.9%           8.9%

   Net income (loss)                                  14.6%           (1.3%)         12.4%           4.8%

Consolidated combined ratio of
   insurance subsidiaries (GAAP basis)                93.2%           92.6%          92.0%          91.3%

[GRAPHIC OMITTED]

NOTE: ALL DATA PRESENTED HAS BEEN RESTATED TO REFLECT A FIVE-FOR-FOUR STOCK SPLIT ISSUED IN FEBRUARY, 2003

FORWARD-LOOKING STATEMENTS IN THIS REPORT ARE MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. INVESTORS ARE CAUTIONED THAT SUCH FORWARD-LOOKING STATEMENTS INVOLVE INHERENT RISKS AND UNCERTAINTIES. READERS ARE ENCOURAGED TO REVIEW THE COMPANY'S ANNUAL REPORT FOR ITS FULL STATEMENT REGARDING FORWARD-LOOKING INFORMATION